Exhibit 3.3

AerCap Holdings N.V.

Rules

for the

Board of Directors,

including its Committees

as of 22 March 2011

i

ii

AerCap Holdings N.V.

RULES FOR THE

BOARD OF DIRECTORS, INCLUDING ITS COMMITTEES

1.                                      INTRODUCTION

1.1                                 Article 16, paragraph 2 of the articles of association of AerCap Holdings N.V. (the Company) (the Articles) provides that the Board of Directors of the Company (the Board) shall adopt rules governing its internal affairs (the Rules) and that such Rules may also contain an allocation of duties to one or more directors.

1.2                                 The Rules may only be amended in accordance with clause 2.5.3 and 2.5.4. of the Rules.

1.3                                 The Board and each of its Directors shall observe and comply with the Rules and action shall be taken by the Board and its Directors to ensure that the Directors shall observe and comply with the principles set out in the Rules.

1.4                                 In these Rules, the following expressions shall have the following respective meanings:

Articles means the articles of association of the Company;

Audit Committee means the audit committee of the Company;

Board means the Board of Directors (Bestuur) of the Company;

CEO means the chief executive officer of the Company, referred to in clause 6;

Chairman means the chairman of the Board, referred to in clauses 2.2.2 and 5;

Company means: AerCap Holdings N.V.;

Committee(s) means the Group Executive Committee, the Group Portfolio and Investment Committee, the Group Treasury and Accounting Committee, the Audit Committee and the Nomination and Compensation Committee and any other committee which the Board may establish from time to time pursuant to clause 7;

Group Corporate Counsel means the group corporate counsel of the Company, referred to in clause 2.6.8;

Directors means the directors of the Company and Director means anyone of the Directors;

Executive Director means the executive director of the Company, referred to in clause 6;

General Meeting of Shareholders means the Company’s general meeting of shareholders;

Group means for the purposes of these Rules, the Company and all the subsidiaries which are consolidated in the Company’s accounts according to US GAAP and “Group Company” means any one of them;

Group Executive Committee means the group executive committee of the Company;

Group Portfolio and Investment Committee means the group portfolio and investment committee of the Company;

Group Treasury and Accounting Committee means the group treasury and accounting committee of the Company;

Nomination and Compensation Committee means the nomination and compensation committee of the Company;

Non-Executive Directors means the non-executive directors of the Company, referred to in clause 4 and Non-Executive Director means anyone of the Non-Executive Directors;

Rules means these rules governing the Board’s internal affairs, including its annexes;

Vice-Chairman means the vice-chairman of the Board, referred to in clauses 2.2.2 and 5.

1.5                                 References to clauses are to be construed as references to clauses of the Rules.

2.                                      THE BOARD

2.1                               Responsibilities

2.1.1                       In addition to the responsibilities that follow from the law, the Articles and the Dutch Corporate Governance Code, the Directors shall be collectively responsible for the management, general and financial affairs and policy and strategy of the Group.

2.2                               Composition and term

2.2.1                       The Board shall consist of up to twelve (12) Directors. The Board shall appoint from the number of Directors one (1) Executive Director. The other Directors shall be the Non-Executive Directors. The Executive Director shall be the CEO.

2.2.2                       The Board shall appoint among its Non-Executive Directors the Chairman and the Vice-Chairman. A Chairman may submit his resignation as Chairman to the Board or may be dismissed as Chairman by the Board. The appointment shall further terminate if the Chairman is dismissed or resigns as a Director. This shall be applicable mutatis mutandis to the Vice-Chairman.

2.2.3                       The Board shall aim for a diverse composition, in line with the global nature and identity of the Company and its business, in terms of such factors as nationality, background, gender and age.

2.2.4                       The Board shall prepare a profile which regulates the size and composition of the group of Non-Exectutive Directors, in accordance with the Articles and these Board Rules and taking account of the nature of the Company’s business, its activities and the desired expertise and background of the Non-Executive Directors. The profile shall state what specific objective is pursued by the Board.

2.2.5                       If one or more of the Directors is/are permanently incapacitated or prevented from acting, article 16.8 of the Articles shall apply.

2.3                               Appointment and dismissal of Directors

2.3.1                       The Directors are appointed in the manner as described in article 15.2 of the Articles.

2.3.2                       The Board intends to comply with the independency criteria which are applicable to Non-Executive Directors, as included in the Dutch corporate governance code and listed in Annex A.

2.3.3                       The Directors are suspended and dismissed in the manner as described in article 15.4 and 15.5 of the Articles. If the general meeting of shareholders has suspended a director, the general meeting of shareholders shall within three months after the suspension has taken effect resolve either to dismiss such director, or to terminate or continue the suspension, failing which the suspension shall lapse. A resolution to continue the suspension may be adopted only once and in such event the suspension may be continued for a maximum period of three months commencing on the day the general meeting of shareholders has adopted the resolution to continue the suspension. If within the period of continued suspension the general meeting of shareholders has not resolved either to dismiss the director concerned or to terminate the suspension, the suspension shall lapse. A suspended Director shall be given an opportunity to account for his actions at the General Meeting of Shareholders and to be assisted by counsel in doing so.

2.4                               Remuneration

2.4.1                       The Board shall determine the remuneration, bonuses and other terms of employment of the Directors, with due regard for (i) the recommendations made by the Nomination and Compensation Committee in accordance with Annex G, clause 1.2, (ii) the Group’s remuneration policy as determined by the general meeting of shareholders and (iii) the Articles.

2.4.2                       The CEO shall not participate in the discussions and discisionmaking in meetings of the Board regarding his remuneration.

2.5                               Majority and quorum

2.5.1                       Each Director shall have the right to cast one vote in a meeting.

2.5.2                       The Chairman shall use its best efforts to see to it that the majority of the meetings of the Board shall be held in the Netherlands and a majority of the written resolutions adopted in accordance with clause 2.6.5, shall be deemed to be adopted in the Netherlands. A Director can authorise another Director, to represent him or her at a Board meeting and to vote on his or her behalf. Such authorisation shall be in writing (including email).

2.5.3                       The Board can only pass resolutions when a quorum of four Directors, comprising of at least the CEO and the Chairman - or in his absence, the Vice-Chairman - participate in a meeting.

2.5.4                       All resolutions shall be passed by an absolute majority of the votes cast. In the event of a tie vote, the matter shall be decided by the Chairman, or in his absence the Vice-Chairman.

2.6                               Meetings

2.6.1                      The Board shall - with due observance of the following paragraphs - at least meet quarterly, physically or in accordance with clause 2.6.4, or more frequently according to need.

2.6.2                      The Chairman shall chair the meetings of the Board. If the Chairman is absent, the Vice-Chairman shall chair the meeting.

2.6.3                      The notice of the meeting shall be given by the Chairman, or in his absence the Vice-Chairman, or the CEO and shall set out an agenda identifying in reasonable detail the matters to be discussed at the meeting and shall be accompanied by copies of any relevant papers to be discussed at the meeting. Any matter which is to be submitted to the Board for a decision which is not identified in reasonable detail as aforesaid may, notwithstanding the foregoing, be decided upon at the applicable meeting, unless any Director, acting reasonably, requests reasonable detail in which case the meeting shall be adjourned, once only, for fourteen days maximum in which time the Director or members having submitted the matter to the Board shall supply reasonable detail to the others.

There shall be at least two days between the date on which notice is given to each of the Directors of any meeting of the Board and the date on which it is held, unless the person giving notice of the meeting determines a shorter notice period.

2.6.4                      The contemporaneous linking together by telephone conference or audio-visual communication facilities of the Directors, shall be deemed to constitute a meeting of the Board for the duration of the connection. Any Director taking part, shall be deemed present in person at the meeting and shall be entitled to vote or counted in quorum accordingly. Such meeting shall be deemed to be held in the Chairman’s office, or in his absence the Vice-Chairman’s office, in the Netherlands if the majority of the participants are in the Netherlands for the full duration of the meeting.

2.6.5                      Resolutions of the Board may, instead of in a meeting, be passed in writing - including any electronic message and facsimile, or in the form of a message transmitted by any accepted means of communication and received or capable of being produced in writing - provided that all Directors were notified of the resolution being passed in writing and that the Chairman or in his absence the Vice-Chairman have not prior to passing of the resolution been notified of any objections to this decision-making process and furthermore provided that the resolution is signed by a majority of the Directors. A resolution shall be deemed to be adopted in the Netherlands if a majority of the Directors executing the resolution are in the Netherlands when signing the resolution.

2.6.6.                   The minutes of a meeting of the Board shall be adopted in the same or in the next meeting or, in exceptional circumstances, in a subsequent meeting. Minutes of the matters dealt with at a meeting of the Board shall be sufficient evidence thereof and of the observance of all necessary formalities, provided such minutes are certified by the Chairman or in his absence the Vice- Chairman.

2.6.7                      In case an extract of the minutes of a meeting of the Board will be required this extract can be certified by the Chairman or in his absence the Vice- Chairman, or any director or the Group Corporate Counsel.

2.6.8                      The Board shall be assisted by the Group Corporate Counsel. The Group Corporate Counsel shall ensure that the correct procedures are followed and that the Board acts in accordance with its statutory obligations and its obligations under the Articles of Association. He shall assist the Chairman in the actual organisation of the affairs of the Board. The Group Corporate Counsel shall be appointed and dismissed by the Board. The Board hereby delegates to the Group Corporate Counsel the authority to bindingly interpret the Rules. Each time the Group Corporate Counsel gives such binding interpretation, the Chairman shall be forthwith informed.

3.                                    CONFLICT OF INTERESTS

3.1                               A Director shall not participate in the discussions and/or decision-taking process on a subject or transaction in relation to which he/she has a conflict of interest with the Company within the meaning of article 3.2. Such transaction must be concluded on terms at least customary in the sector concerned. Resolutions to enter into such transaction must be approved by the Board. The Chairman shall procure that transactions in respect of which Directors have a conflict of interest will be referred to in the Company’s annual report with reference to the conflict of interests and a declaration that articles 3.1, 3.2 and 3.3 were complied with.

3.2                               A Director shall in any event have a conflict of interests of significant interest to the Company and/or the relevant member of the Board (“conflict of interests”) with the Company if:

a.                                       he/she personally has a material* financial interest in a company with which the Company intends to enter into a transaction;

b.                                      he/she has a family law relationship (familierechtelijke verhouding) with

*  According to the Mock Scale, “material” (aanzienlijk) means between 20-45%.

a member of the managing board, supervisory board or board of directors of a company with which the Company intends to enter into a transaction;

c.                                       he/she is a member of the managing board, supervisory board or board of directors of, or holds similar office with, a company with which the Company intends to enter into a transaction;

d.                                      under applicable law, including the rules of any exchange on which the Company’s shares are listed, such conflict of interests exists or is deemed to exist;

e.                                       the Board has ruled that such conflict of interests exists or is deemed to exist.

3.3.                            Each Director (other than the Chairman) shall immediately report any potential conflict concerning a Director to the Chairman. The Director with such (potential) conflict of interests must provide the Chairman with all information relevant to the conflict of interests, including information relating to the persons with whom he/she has a relationship under family law (familierechtelijke verhouding).

In all circumstances other than the ones listed in article 3.2 under d) and e), the Chairman will determine whether a reported (potential) conflict of interests qualifies as a conflict of interests to which article 3.1 applies.

In case the Chairman has a (potential) conflict of interest, he shall immediately report such potential conflict to the Vice-Chairman. The Chairman must provide the Vice-Chairman with all information relevant to the conflict of interests, including information relating to the persons with whom he/she has a relationship under family law (familierechtelijke verhouding). In all circumstances other than the ones listed in article 3.2 under d) and e), the Board will determine whether a reported (potential) conflict of interests qualifies as a conflict of interests to which article 3.1 applies.

3.4                               All transactions between the Company and legal or natural persons who hold at least ten percent of the shares in the Company shall be agreed on terms that are customary in the sector concerned. Decisions to enter into transactions in which there are conflicts of interest with such persons that are of material significance to the Company and/or to such persons require the approval of the Board. Such transactions shall be published in the annual report, together with a declaration that this article has been observed.

3.5                               The external auditor shall in any event have a conflict of interests with the Company, if:

a.                                       the independence of the external auditor with respect to its (supervision of) financial reporting is compromised by the non-audit activities for the

Company (including inter alia marketing, advice on (management) consultancy or information technology);

b.                                      the responsible partner in the external auditors firm has been in charge of the audit activities for the Company during a continuous period of five years without rotation;

c.                                       under applicable law, including the rules of any exchange on which the Company’s shares are listed, such conflict of interests exists or is deemed to exist;

d.                                      the Board at his sole discretion has ruled that such conflict of interests exists or is deemed to exist.

The external auditor of the Company, as well as each Director shall immediately report any potential conflict concerning the external auditor to the Chairman. The external auditor of the Company, as well as each Director must provide all information relevant to the conflict of interests to the Chairman. In all circumstances other than the ones listed under c and d above the Board will determine whether a reported (potential) conflict of interests qualifies as a conflict of interests pursuant to which the appointment of the external auditor will have to be reconsidered or other measures must be taken to resolve it. The Chairman shall procure that those measures will be mentioned in the Company’s annual report with reference to the conflict of interests and a declaration that this article 3.5 was complied with.

4.                                    NON-EXECUTIVE DIRECTORS

4.1                             Tasks and Responsibilities

The role of the Non-Executive Directors is to supervise the policies of the CEO and the general affairs of the Group, as well as to assist the CEO by providing advice. In discharging their role, the Non-Executive Directors shall be guided by the interests of the Group, and shall, within the boundaries set by relevant Dutch corporate law, take into account the relevant interests of the Company’s shareholders.

5.                                    CHAIRMAN AND VICE-CHAIRMAN

5.1                             Tasks and Responsibilities

5.1.1                      The Chairman of the Board shall see to it that:

a.                                       the Directors and the members of the Committees receive in good time all information which is necessary for the proper performance of their duties;

b.                                      there is sufficient time for consultation and decision-making by the Board;

c.                                       the Board and Committees shall be proper constituted and functioning properly;

d.                                      the performance of the Directors is assessed at least once a year; the performance review of the CEO will take place without the presence of the CEO;

e.                                       the contact with the works council is productive and that the results thereof are timely and prudently communicated to the Directors;

f.                                         he will receive and decide on, reported potential conflicts of interests within the meaning of article 3;

g.                                      the Board shall appoint from among its Non-Executive Directors, the Vice-Chairman;

h.                                      the Directors follow their induction and education or training programme, if and when applicable.

5.1.2                       The Chairman shall chair the meetings of the Board and the General Meeting of Shareholders.

5.1.3                       If the Chairman is permanently incapacitated or prevented from acting, the Vice-Chairman shall be charged with his tasks.

6.                                     THE EXECUTIVE DIRECTOR/CEO

6.1                              General

6.1.1                       The Executive Director shall be the CEO. The CEO shall represent the Company.

6.1.2                       The CEO is primarily responsible for managing the operational running of the Group. In doing so, the CEO shall closely cooperate with his co-members of the Group Executive Committee, the Group Portfolio and Investment Committee and the Group Treasury and Accounting Committee. The CEO is supervised and supported by the Non-Executive Directors.

6.2                              Powers of the CEO

6.2.1                       All powers, authority and discretions that are vested in the Board are hereby delegated to the CEO, except in relation to the matters listed in Annex B and those matters delegated to the Group Corporate Counsel pursuant to clause 2.6.8 and those matters delegated to the Committees pursuant to clause 7. Matters not expressly included in Annex B, shall be validly resolved upon by the CEO and no further resolutions, approvals, consents, consultations or other involvement of the Board shall be required and the Company shall have full and complete authority to engage in such matters.

In case of urgency, being a situation where a failure to have a Board or

Committee meeting before the entering into any legal act as listed in Annex B could reasonably be expected to have a material adverse impact on the Group, the CEO is authorized to enter into these legal acts without having the prior approval by the Board or relevant Committee, provided that the CEO consults the Chairman, or in his absence the Vice-Chairman. The Board shall soon thereafter be informed of the entering into the respective legal act. The absence of the approval by the Board shall not affect the representative authority of the CEO.

6.2.2                       The CEO can delegate his powers, authority and discretion as the CEO thinks appropriate. In such case the CEO shall inform the Chairman, or in his absence the Vice-Chairman, thereof as soon as practically possible.

6.2.3                       Within the authorization policy as approved by the Board, the CEO may authorise members of the Group Executive Committee and other employees to represent the Company on a continuing basis.

7.                                      COMMITTEES

7.1                                The Board shall establish and maintain five committees. These are the Group Executive Committee, the Group Portfolio and Investment Committee, the Group Treasury and Accounting Committee, the Audit Committee and the Nomination and Compensation Committee.

7.2                                In addition to the Committees referred to under clause 7.1, the Board may form one or more other committees as it deems fit. The Board may also delegate certain of its tasks to a Committee. The delegation of certain tasks to a Committee does not negate the joint responsibility of all Board members. The Board may reverse a delegation at any time.

7.3                                The internal rules of the Group Executive Committee, the Group Portfolio and Investment Committee, the Group Treasury and Accounting Committee, the Audit Committee and the Nomination and Compensation Committee have been included in their internal rules as set out in Annex C, Annex D, Annex E, Annex F and Annex G, respectively. Such rules may be amended from time to time; all in accordance with clause 2.5.4 of the Rules.

8.                                     INTEREST OF, AND TRANSACTIONS IN, SECURITIES OTHER THAN ISSUED BY THE COMPANY

8.1                                With respect to the ownership of and transactions with securities other than securities issued by the Company, each Director must at all times comply with the Group policies and procedures and with all Dutch and foreign statutory provisions and regulations applicable thereto.

9.                                     RELATIONSHIP WITH THE SHAREHOLDERS

9.1                                In accordance with the Articles, general meetings of shareholders may be convened at the request of the Board. The person(s) convening the meeting shall ensure that it is held in due time and that the shareholders are informed by means of a shareholders circular of all facts and circumstances relevant to the item(s) on the agenda. The shareholders circular will be placed on the website of the Company.

9.2                                The Directors shall participate in shareholders meetings, unless they are prevented from attending on serious grounds. In conformity with article 5.1.2, the Chairman shall, as a general rule, chair the general meetings, and shall – pursuant to the Articles decide on the contents of resolutions. The ruling pronounced by the Chairman in respect of the outcome of a vote in a general meeting shall be decisive subject to the provisions of article 2:13 of the Dutch Civil Code.

9.3                                The Board shall provide the general meeting with any information it may require concerning an item on the agenda, unless important interests (zwaarwegende belangen) of the Company or any law, rules or regulations applicable to the Company prevent it from doing so. The Board shall specify the reasons for invoking such important interests.

9.4                                The Board is responsible for the corporate governance structure of the Company and must give account to the general meeting in relation to such structure. Each year the broad outline of the Company’s corporate governance structure shall be set forth in a separate chapter of the annual report. In this chapter where the best practices of the Dutch corporate governance code were followed and if not, the reason for not doing so, and to which extent the Company deviates from these best practices. Each significant change in the Company’s corporate governance structure and the compliance of the Dutch corporate governance code shall be addressed in a separate item on the agenda for consideration by the general meeting.

10.                              RELATIONSHIP WITH THE WORKS COUNCIL

10.1                          The Board shall annually fix a schedule for attendance by one or more of its members of the consultative meetings with the works council - if it has been established -, to the extent that the law or an agreement with the works council requires members to be present. Attendance is required by law at meetings as referred to in section 24, paragraph 1 of the Works Councils Act (Wet op de ondernemingsraden) where the general course of affairs of the Company or proposals as referred to in section 25, paragraph 1 of the Works

Councils Act are discussed. In addition, the Board may schedule other meetings with the works council.

10.2                          The Board shall annually draw up a list of Directors who are available to attend meetings of the works council where the law does not require such attendance.

10.3                          The Chairman is primarily responsible for maintaining and co-ordinating contacts with the works council. If a Director is invited to attend a meeting of the works council, he shall accept the invitation only after consultation with the Chairman, or in his absence the Vice-Chairman.

11.                              GOVERNING LAW

11.1                          These Rules shall be governed by, and be construed in accordance with, the laws of the Netherlands.

These Rules were established on 27 September 2006, pursuant to a resolution of the Board adopted on 27 September 2006, amended on 18 March 2008 pursuant to a resolution of the Board adopted on 18 March 2008, amended on 21 October 2008 pursuant to a resolution of the Board adopted on 21 October 2008, amended on 25 March 2009 pursuant to a resolution of the Board adopted on 25 March 2009, amended on 7 July 2009 pursuant to a resolution of the Board adopted on 7 July 2009, amended on 12 March 2010 pursuant to a resolution of the Board adopted on 12 March 2010, amended on 27 May 2010 pursuant to a resolution of the Board adopted on 27 May 2010 and amended on 22 March 2011 pursuant to a resolution of the Board adopted on 22 March 2011.

Chairman	CEO

ANNEX A

Independency criteria as included in the Dutch corporate governance code

A Non-Executive Director shall be deemed to be independent if the following criteria of dependence do not apply to him. The said criteria are that the Non-Executive Director concerned or his wife, registered partner or other life companion, foster child or relative by blood or marriage up to the second degree:

a.                                       has been an employee or member of the management board or Executive Director of the Company (including associated companies as referred to in section5:48(2) on the Act of Financial Supervision in the five years prior to the appointment;

b.                                      receives personal financial compensation from the Company, or a company associated with it, other than the compensation received for the work performed as a Non-Executive Director and in so far as this is not in keeping with the normal course of business;

c.                                       has had an important business relationship with the Company, or a company associated with it, in the year prior to the appointment. This includes the case where the Non-Executive Director, or the firm of which he is a shareholder, partner, associate or adviser, has acted as adviser to the Company (consultant, external auditor, civil notary and lawyer) and the case where the Non-Executive Director is a management board member or an employee of any bank with which the Company has a lasting and significant relationship;

d.                                      is a member of the management board or executive director of a company in which an Executive Director which he supervises is a supervisory board member or non-executive director;

e.                                       holds at least ten percent of the shares in the Company (including the shares held by natural persons or legal entities which cooperate with him under an express or tacit, oral or written agreement);

f.                                         is a member of the management board or supervisory board, or (non-) executive director - or is a representative in some other way - of a legal entity which holds at least ten percent of the shares in the Company, unless such entity is a member of the same group as the Company;

g.                                      has temporarily managed the Company during the previous twelve months where Executive Directors have been absent or unable to discharge their duties.

Approved by the Board at its meeting of 22 March 2011.

Chairman	CEO

ANNEX B

Exclusively the following matters are not delegated by the Board to the CEO:

A.                         termination of operations

disposing of the enterprise or almost the entire enterprise of the Company to a party outside the Group;

B.                           acquisition and sale of assets

acquiring and disposing of aircraft, engines and/or financial assets, the book value of which is in excess of USD 100 million or in respect of which a price is paid which is in excess of USD 100 million, save for transactions within the Group;

C.                           joint ventures

entering into or terminating any long-term co-operation with another legal entity, company or partnership, or as a fully liable partner in a limited or general partnership, if such co-operation or termination is of far-reaching significance to the Group as a whole;

D.                          major M&A

acquiring an interest in an entity that, when acquired, would qualify as a subsidiary of the Company, or disposing of an interest in a subsidiary of the Company, against a purchase price or sale price respectively of at least USD 100 million, save for transactions within the Group;

E.                            funding

obtaining commitments to fund, assuming non-trade debt, giving guarantees, pledging or entering into any arrangement having a similar economic effect resulting in a liability towards a party outside the Group which exceeds USD 100 million per transaction;

F.                            lending

entering into or terminating any financing under which the Company accepts a funding commitment in favour of a party outside the Group in excess of USD 100 million per transaction;

G.                           capital structure

entering into a transaction involving its own shares (i.a. repurchase, issuance and capital reduction), or any other securities to be issued by it;

H.                          listing

applying for or terminating a listing of any securities issued by it on any stock exchange;

I.                               articles of association

a proposal to the General Meeting of Shareholders to amend the Company’s articles of association;

J.                              dissolution

a proposal to the General Meeting of Shareholders to dissolve the Company;

K.                          legal merger or demerger

proposing to enter into a legal merger or demerger within the meaning of Title 7 of Book 2 Dutch Civil Code to the General Meeting of Shareholders, or resolving upon the entering into a legal merger, as well as drawing up and adopting any document required in order to effectuate such legal merger or demerger;

L.                            insolvency

applying for the Company’s bankruptcy or suspension of payments;

M.                       general meetings of shareholders

the calling of the annual or an extraordinary general meeting of shareholders and any other decision regarding the convening and/or holding of such meeting, such as setting the record date and drawing up the agenda;

N.                          issuance of shares

resolving upon (i) the issuance of new shares in the Company’s share capital, (ii) the granting of rights to subscribe for such shares and/or to limit or exclude pre-emptive rights in respect of any issuance of shares, in the event the General Meeting of Shareholder has authorized the Board to do so;

O.                          acquisition of own shares

resolving upon the acquisition of shares in the Company’s own share capital, in the event the General Meeting of Shareholder has authorized the Board to do so;

P.                            share certificates

any resolution regarding share certificates, such as form and contents of, the issuance and cancellation of share certificates;

Q.                          releasing shareholders

releasing former shareholders from any further liability after transfer or allocation of shares which were not fully paid up;

R.                           reservations

resolving upon the reservation of all or part of the Company’s profits;

S.                            financial assistance

resolutions with regard to the granting of loans, within the meaning of 2:98c Dutch Civil Code;

T.                           remuneration

the determination of the remuneration of the Directors in accordance with clause 2.4;

U.                          CEO, Chairman and Vice-Chairman

the appointment of the CEO, the Chairman and the Vice-Chairman;

V.                           descriptions

drawing up descriptions pursuant to articles 2:94 b and 2:94c Dutch Civil Code;

W.                      internal audit

hiring and firing of the head of the internal audit department;

Explanatory and construction notes

Re A, C, D	These phrase come from 2:107a civil code and shall be interpreted accordingly (except with respect to monetary thresholds);

Re B, D, E:

If an amount or value referred to above is denominated in a currency other than USD, then such other currency denominated amount or value shall be converted into USD against the spot rate of exchange for the purchase of the relevant currency with USD in the London foreign exchange market at or about 11:00 a.m. five business days prior to the date of entry into such (first) transaction, not counting the latter date;

Re C:

An existing long term co-operation within the meaning of paragraph (C) is: Aer Venture. Aer Dragon does not qualify as such. A “co-operation” means any form of co-operation, whether contractual or incorporated. It also includes a statutory merger, and other structural co-operations. A co-operation is “long term” if it is entered into for a period of five years or more or for an indefinite period of time. A co-operation is of “far reaching significance” for the Company if as a result of such co-operation the identity (for example legal form) of the Company or the nature of its enterprise changes dramatically.

Re E	The term “debt” refers to the line in the Company’s consolidated balance sheet;

Re E	The term “pledging” refers to the creation of any security/collateral that purports to secure a financial obligation.

Re E and F:	The term “fund” or “funding” in paragraphs (E) and (F) excludes aircraft operational leasing, which is the core business of the Group;

The board may delegate its authority in respect of the matters addressed in this Annex B to any of its committees. Failure to obtain authorization (from the board, or if delegated to a committee, from the committee) cannot be opposed third parties. In case of doubt whether pursuant to this Annex B board (or if delegated committee) authorization is required, the CEO shall request advice from the Group Corporate Counsel. Such advice may be relied upon by any party outside the Group, also for the purpose of compliance and governance matters, as well as legal advice and opinions.

Approved by the Board at its meeting of 22 March 2011.

Chairman	CEO

******

ANNEX C

Internal Rules Group Executive Committee

1.                                      Task and Responsibility

1.1                                 The Group Executive Committee shall assist the CEO with the operational running of the Group, subject always to the CEO’s ultimate responsibility.

1.2                                 Matters entrusted to the Group Portfolio and Investment Committee or the Group Treasury and Accounting Committee and matters that exceed the powers, authority and discretions delegated by the Board to the CEO, fall outside the scope of the activities of the Group Executive Committee.

1.3                                 The Group Executive Committee shall be chaired by the CEO. The chairman shall be responsible for keeping the Board informed of all relevant developments within the Group Executive Committee and the matters entrusted to the Group Executive Committee.

2.                                      Composition

The Group Executive Committee shall consist of the CEO and up to ten members of the Group’s senior management, to be appointed by the CEO, with the approval of the Nomination and Compensation Committee.

3.             Meetings

3.1                                 The Group Executive Committee shall meet at least four times per year, or more frequently according to need. The chairman shall use its best efforts to see to it that the majority of the meetings of the Group Executive Committee shall be held in the Netherlands and a majority of the written resolutions adopted in accordance with clause 3.10, shall be deemed to be adopted in the Netherlands.

A member can authorise another member, to represent him or her at a meeting and to vote on his or her behalf. Such authorisation shall be in writing (including email).

3.2                                 The chairman shall chair the meeting. If the chairman is absent, the meeting shall be chaired by the Chief Financial Officer of the Company (the CFO).

3.3                                 The chairman may invite non-members to meetings of the Group Executive Committee to brief the members of the Group Executive Committee on specific items.

3.4                                 The notice of the meeting shall be given by the chairman, or in his absence the CFO, and shall set out an agenda identifying in reasonable detail the matters to be discussed at the meeting and shall be accompanied by copies of any relevant papers to be discussed at the meeting. There shall be at least 24 hours between the date on which notice is given to each of the members of the Group Executive Committee of any meeting and the date on which it is held, unless the chairman, or in his absence the CFO, determines a shorter notice period.

3.5                                 With respect to matters relating to non-Dutch Group Companies the Group Executive Committee may make recommendations to the board of management of the relevant company, and these recommendations shall not be nor deemed to be nor construed to be formal resolutions of any corporate body of such company.

3.6                                 The Group Executive Committee can only pass resolutions when at least two (2) members and the CEO, or in his absence, the CFO, participate in the meeting.

3.7                                 Each member of the Group Executive Committee shall have the right to cast one vote in a meeting, provided that the CEO has the power to overrule any decision taken by the Group Executive Committee. In such case, the CEO will immediately inform the Chairman, or in his absence the Vice-Chairman. In case the CEO is not present at a meeting, he will have the power to overrule any decision taken by the Group Executive Committee, in the next meeting, unless the decision has already been implemented.

3.8                                 All resolutions shall be passed by an absolute majority of the votes cast. In the event of a tie vote, the CEO shall have the casting vote.

3.9                                 The contemporaneous linking together by telephone conference or audio-visual communication facilities of members of the Group Executive Committee, shall be deemed to constitute a meeting of the Group Executive Committee for the duration of the connection. Any member taking part, shall be deemed present in person at the meeting and shall be entitled to vote or counted in a quorum accordingly. Such meeting shall be deemed to be held in the chairman’s office in the Netherlands if the majority of the participants are in the Netherlands for the full duration of the meeting.

3.10                           Resolutions of the Group Executive Committee may, instead of in a meeting, be passed in writing - including any electronic message and facsimile, or in the form of a message transmitted by any accepted means of communication and received or capable of being produced in writing – provided that all members of the Group Executive Committee were notified of the resolution being passed in writing and that the chairman or in his absence the CFO have not prior to passing of the resolution been notified of any objections to this decision-making process and furthermore provided that the resolution is signed by a majority of the members of the Group Executive Committee. A resolution shall be deemed to be adopted in the office of the chairman in the Netherlands if a majority of the members executing the resolution are in the Netherlands when signing the resolution.

3.11                           If the chairman decides that minutes of a meeting of the Group Executive Committee will be prepared, these minutes shall be adopted by the chairman. Minutes of the matters dealt with in a meeting of the Group Executive Committee shall be sufficient evidence thereof and of the observance of all necessary formalities, provided such minutes are certified by the chairman of the Group Executive Committee or in his absence the CFO.

3.12                           In case an extract of the minutes of a meeting of the Group Executive Committee will be required this extract can be certified by the chairman of the Group Executive Committee or in his absence the CFO, or any member of the Group Executive Committee or the Group Corporate Counsel.

3.13                           Members of the Group Executive Committee shall notify the chairman in case of absence from their place of business for more than one week.

Approved by the Board at its meeting of 22 March 2011.

Chairman	CEO

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ANNEX D

Internal Rules Group Portfolio and Investment Committee

1.                                      Task and Responsibility

1.1                                 The Group Portfolio and Investment Committee is, by way of delegation, entrusted with all the Board’s powers, authorities and discretions (inclusive the power to sub-delegate) in relation to acquiring or disposing of aircraft, engines and/or financial assets, the book value of which is in excess of USD 100 million but less than USD 500 million or in respect of which a price is paid which is in excess of USD 100 million but less than USD 500 million. Matters entrusted to the CEO or the Group Treasury and Accounting Committee fall outside the powers, authorities and discretions of the Group Portfolio and Investment Committee.

1.2                                 If an amount or value referred to above is denominated in a currency other than USD, then such other currency denominated amount or value shall be converted into USD against the spot rate of exchange for the purchase of the relevant currency with USD in the London foreign exchange market at or about 11:00 a.m. five business days prior to the date of entry into such (first) transaction, not counting the latter date.

1.3                                 The Board may by separate resolution lay down in more detail the delegation of its powers, authorities and discretions in respect of the Group’s investment functions.

1.4                                 Matters delegated to the Group Portfolio and Investment Committee pursuant to section 1.1 and 1.3 above which shall be validly resolved upon by the Group Portfolio and Investment Committee and no further resolutions, approvals, consents, consultations or other involvement of the Board shall be required and the Company shall have full and complete authority to engage in such matters.

1.5                                 The Group Portfolio and Investment Committee is chaired by the Chief Financial Officer of the Company (CFO). The chairman shall be responsible for keeping the Board informed of all relevant developments within the Group Portfolio and Investment Committee and the matters entrusted to the Group Portfolio and Investment Committee.

Composition

2.1                                 The Group Portfolio and Investment Committee shall consist of the CFO, the CEO, at least one Non-Executive Director and up to ten members of the Group’s senior management, to be appointed by the CEO, with the approval of the Nomination and Compensation Committee.

3.             Meetings

3.1                                 The Group Portfolio and Investment Committee shall meet according to need. The chairman shall use its best efforts to see to it that the majority of the meetings of the Group Portfolio and Investment Committee shall be held in the Netherlands and a majority of the written resolutions adopted in accordance with clause 3.8, shall be deemed to be adopted in the Netherlands. A member can authorise another member, to represent him or her at a meeting and to vote on his or her behalf. Such authorisation shall be in writing (including email).

3.2                                 The chairman shall chair the meeting. If the chairman is absent, the meeting shall appoint one of the members of the Group Portfolio and Investment Committee as chairman of the meeting.

3.3                                 The notice of the meeting shall be given by the chairman, or in his absence any other member of the Group Portfolio and Investment Committee and shall set out an agenda identifying in reasonable detail the matters to be discussed at the meeting and shall be accompanied by copies of any relevant papers to be discussed at the meeting. There shall be at least 24 hours between the date on which notice is given to each of the members of the Portfolio and Management Committee of any meeting and the date on which it is held, unless the person giving notice of the meeting determines a shorter notice period.

3.4                                 With respect to matters relating to non-Dutch Group Companies the Group Portfolio and Investment Committee shall not make approval decisions but may make recommendations to the board of management of the relevant company, and these recommendations shall not be nor deemed to be nor construed to be formal resolutions of any corporate body of such company.

3.5                                 The Group Portfolio and Investment Committee can only pass resolutions when at least two (2) members and the CFO, or in his absence the CEO, and one Non-Executive Director participate in the meeting.

3.6                                 Each member of the Group Portfolio and Investment Committee shall have the right to cast one vote in a meeting.

3.7                                 All resolutions shall be passed by an absolute majority of the votes cast. In the event of a tie vote, the matter shall be decided by the Board.

3.8                                 The contemporaneous linking together by telephone conference or audio-visual communication facilities of members of the Group Portfolio and Investment Committee, shall be deemed to constitute a meeting of the Group Portfolio and Investment Committee for the duration of the connection. Any member taking part, shall be deemed present in person at the meeting and shall be entitled to vote or counted in a quorum accordingly. Such meeting shall be deemed to be held in the chairman’s office in the Netherlands if the majority of the participants are in the Netherlands for the full duration of the meeting.

3.9                                 Resolutions of the Group Portfolio and Investment Committee may, instead of in a meeting, be passed in writing - including any electronic message and facsimile, or in the form of a message transmitted by any accepted means of communication and received or capable of being produced in writing - provided that all members of the Group Portfolio and Investment Committee were notified of the resolution being passed in writing and that the chairman has not prior to passing of the resolution been notified of any objections to this decision-making process and furthermore provided that the resolution is signed by a majority of the members of the Group Portfolio and Investment Committee.

A resolution shall be deemed to be adopted in the Netherlands if a majority of the members executing the resolution are in the Netherlands when signing the resolution.

3.10                           The minutes of a meeting of the Group Portfolio and Investment Committee shall be adopted by the chairman. Minutes of the matters dealt with in a meeting of the Portfolio and Management Committee shall be sufficient evidence thereof and of the observance of all necessary formalities, provided such minutes are certified by the chairman of the Group Portfolio and Investment Committee.

3.11                           In case an extract of the minutes of a meeting of the Group Portfolio and Investment Committee will be required this extract can be certified by the chairman of the Group Portfolio and Investment Committee or in his absence the CEO, or any member of the Group Portfolio and Investment Committee or the Group Corporate Counsel.

3.12                           The CEO shall at all times be authorised to refer a matter that falls within the scope of the Group Portfolio and Investment Committee’s responsibilities to the Board for decision by the Board.

Approved by the Board at its meeting of 22 March 2011.

Chairman	CEO

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ANNEX E

Internal Rules Group Treasury and Accounting Committee

1.             Task and Responsibility

1.1                                 The Group Treasury and Accounting Committee is, by way of delegation, entrusted with all the Board’s powers, authorities and discretions (inclusive the power to sub-delegate) in relation to:

a.                                       obtaining commitments to fund, assuming non-trade debt, giving guarantees, pledging or entering into any arrangement having a similar economic effect resulting in a liability towards a party outside the Group which exceeds USD 100 million but is less than USD 500 million per transaction;

b.                                      entering into or terminating any financing under which the Company accepts a funding commitment in favour of a party outside the Group in excess of USD 100 million but less than USD 500 million per transaction.

1.2                                 The term “debt” in section 1.1 above refers to the line in the Company’s consolidated balance sheet;

The term “pledging” in section 1.1 above refers to the creation of any security/collateral that purports to secure a financial obligation.

The term “fund” or “funding” in section 1.1 excludes aircraft operational leasing, which is the core business of the Group;

If an amount or value referred to above is denominated in a currency other than USD, then such other currency denominated amount or value shall be converted into USD against the spot rate of exchange for the purchase of the relevant currency with USD in the London foreign exchange market at or about 11:00 a.m. five business days prior to the date of entry into such (first) transaction, not counting the latter date.

1.3                                 The Board may by separate resolution lay down in more detail the delegation of its powers, authorities and discretions in respect of the Group’s treasury functions.

1.4                                 Matters delegated to the Group Treasury and Accounting Committee pursuant to section 1.1 and 1.3 above shall be validly resolved upon by the Group Treasury and Accounting Committee and no further resolutions, approvals, consents, consultations or other involvement of the Board shall be required and the Company shall have full and complete authority to engage in such matters.

1.5                                 The Group Treasury and Accounting Committee shall monitor the observance of the Group’s hedging, taxation and accounting policies. It shall forthwith report any irregularities to the Audit Committee.

1.6                                 The Group Treasury and Accounting Committee is chaired by the CFO. The chairman shall be responsible for keeping the Board informed of all relevant developments within the Group Treasury and Accounting Committee and the matters entrusted to the Group Treasury and Accounting Committee.

Composition

2.1                                 The Group Treasury and Accounting Committee shall consist of the CFO, the CEO, at least one Non-Executive Director and up to ten members of the Group’s senior management, to be appointed by the CEO, with the approval of the Nomination and Compensation Committee.

3.             Meetings

3.1                                 The Group Treasury and Accounting Committee shall meet at least four times per year, or more frequently according to need. The chairman shall use its best efforts to see to it that the majority of the meetings of the Group Treasury and Accounting Committee shall be held in the Netherlands and a majority of the written resolutions adopted in accordance with clause 3.8, shall be deemed to be adopted in the Netherlands. A member can authorise another member, to represent him or her at a meeting and to vote on his or her behalf. Such authorisation shall be in writing (including email).

3.2                                 The chairman shall chair the meeting. If the chairman is absent, the meeting shall appoint one of the members of the Group Treasury and Accounting Committee as chairman of the meeting.

3.3                                 The notice of the meeting shall be given by the chairman, or in his absence any other member of the Group Treasury and Accounting Committee and shall set out an agenda identifying in reasonable detail the matters to be discussed at the meeting and shall be accompanied by copies of any relevant papers to be discussed at the meeting. There shall be at least 24 hours between the date on which notice is given to each of the members of the

Group Treasury and Accounting Committee of any meeting and the date on which it is held, unless the person giving notice of the meeting determines a shorter notice period.

3.4                                 With respect to matters relating to non-Dutch Group Companies the Group Treasury and Accounting Committee shall not make approval decisions but may make recommendations to the board of management of the relevant company, and these recommendations shall not be nor deemed to be nor construed to be formal resolutions of any corporate body of such company.

3.5                                 The Group Treasury and Accounting Committee can only pass resolutions when at least two (2) members and the CFO, or in his absence the CEO, and one Non-Executive Director participate in the meeting.

3.6           Each member of the Group Treasury and Accounting Committee shall have the right to cast one vote in a meeting.

3.7                                 All resolutions shall be passed by an absolute majority of the votes cast. In the event of a tie vote, the matter shall be decided by the Board.

3.8                                 The contemporaneous linking together by telephone conference or audio-visual communication facilities of members of the Group Treasury and Accounting Committee, shall be deemed to constitute a meeting of the Group Treasury and Accounting Committee for the duration of the connection. Any member taking part, shall be deemed present in person at the meeting and shall be entitled to vote or counted in a quorum accordingly. Such meeting shall be deemed to be held in the chairman’s office in the Netherlands if the majority of the participants are in the Netherlands for the full duration of the meeting.

3.9                                 Resolutions of the Group Treasury and Accounting Committee may, instead of in a meeting, be passed in writing - including any electronic message and facsimile, or in the form of a message transmitted by any accepted means of communication and received or capable of being produced in writing – provided that all members of the Group Treasury and Accounting Committee were notified of the resolution being passed in writing and that the chairman has not prior to passing of the resolution been notified of any objections to this decision-making process and furthermore provided that the resolution is signed by a majority of the members of the Group Treasury and Accounting Committee. A resolution shall be deemed to be adopted in the Netherlands if a majority of the members executing the resolution are in the Netherlands when signing the resolution.

3.10         The minutes of a meeting of the Group Treasury and Accounting Committee shall be adopted by the chairman. Minutes of the matters dealt with in a meeting of the Group Treasury and Accounting Committee shall be sufficient evidence thereof and of the observance of all necessary formalities, provided such minutes are certified by the chairman of the Group Treasury and Accounting Committee.

3.11                           In case an extract of the minutes of a meeting of the Group Treasury and Accounting Committee will be required this extract can be certified by the chairman of the Group Treasury and Accounting Committee or in his absence the CEO, or any member of the Group Treasury and Accounting Committee or the Group Corporate Counsel.

3.12                           The CEO shall at all times be authorised to refer a matter that falls within the scope of the Group Treasury and Accounting Committee’s responsibilities to the Board for decision by the Board.

Approved by the Board at its meeting of 22 March 2011.

Chairman	CEO

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ANNEX F

Internal Rules Audit Committee

1.                                      Task and Responsibility

1.1                                 The Audit Committee shall assist the Board in fulfilling its responsibilities in respect of:

a.                                       the integrity of the Group’s financial statements;

b.                                      the Group’s risk management and internal control arrangements;

c.                                       the Group’s compliance with legal and regulatory requirements;

d.                                      the provision of financial information by the Company;

e.                                       the selection, performance, qualifications and independence of the external auditors;

f.                                         compliance with recommendations and observations of internal and external auditors;

g.                                      the Company’s policy on tax planning;

h.                                      the financing of the Company;

i.                                          the applications of information and communication technology (ICT), as necessary in performance of the Audit Committee’s duties;

j.                                          the performance of the internal audit function;

k.                                       the pre-approval of all auditing services and the internal control-related services;

m.                                    the permitting of non-audit services to be performed for the Company by its independent external auditor (“independent auditor”, or “external auditor”).

In connection with the oversight of the relationship with the Company’s independent auditor, the Audit Committee shall furthermore:

a.                                       at least annually obtain and review a report by the Company’s independent auditor describing (i) the independent auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues and (iii) all relationships between the independent auditor and the Company in order to assess the auditor’s independence;

b.                                      ensure the regular rotation of the lead audit partner as required by law, and consider whether in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself;

c.                                       review with the independent auditor any audit problems or difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management;

d.                                      review with the independent auditor any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise), any communications on which the national office of the independent auditor was consulted by the Company’s audit team respecting auditing or accounting issues presented by the engagement and any “management” or “internal control” letter issued or proposed to be issued by the independent auditor to the Company.

1.2                                 The Audit Committee shall act as the principal contact for the external auditor if the external auditor discovers irregularities in the content of the financial reports.

1.3                                 The Audit Committee is chaired by the person appointed thereto by the Board, provided that the chairman of the Audit Committee shall have the necessary qualifications. The Audit Committee shall not be chaired by the Chairman.

The chairman of the Audit Committee shall be responsible for keeping the Board informed of all relevant developments within the Audit Committee and the matters entrusted to the Audit Committee.

1.4                                 The Board shall ensure that complaints received by the Company in relation to the financial reporting, the internal risk management and control systems and the audit are received, recorded and dealt with.

2.                                      Composition

2.1                                 The Audit Committee shall consist of three (3) Non-Executive Directors, provided that each member shall be independent as defined by Rule 10A-3 of the U.S. Securities Exchange Act of 1934, as amended.

2.2                                 The members of the Audit Committee are appointed by the Board, upon recommendation of the Nomination and Compensation Committee.

2.3                                 At least one member of the Audit Committee shall be a financial expert, in the sense that he or she has relevant knowledge and experience of financial administration and accounting for listed companies or other large legal entities.

In determining whether a member of the Audit Committee is a financial expert, the Board shall consider the person’s understanding of the generally accepted accounting principles used by the Company in preparing its primary financial statements.

If any member of the Audit Committee serves on the Audit Committee of more than three public companies, then the Board shall determine and disclose that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee.

3.                                      Meetings

3.1                                 The Audit Committee shall meet at least four times per year, or more frequently according to need, but at least once a year without other Board members and management being present. The chairman shall use its best efforts to see to it that the majority of the meetings of the Audit Committee shall be held in the Netherlands and a majority of the written resolutions adopted in accordance with clause 3.6, shall be deemed to be adopted in the Netherlands. A member can authorise another member, to represent him or her at a meeting and to vote on his or her behalf. Such authorisation shall be in writing (including email).

3.2                                 The chairman shall chair the meeting. If the chairman is absent, the meeting shall appoint one of the members of the Audit Committee as chairman of the meeting.

3.3                                 The notice of the meeting shall be given by the chairman, or in his absence any other member of the Audit Committee and shall set out an agenda identifying in reasonable detail the matters to be discussed at the meeting and shall be accompanied by copies of any relevant papers to be discussed at the meeting. There shall be at least 24 hours between the date on which notice is given to each of the members of the Audit Committee of any meeting and the date on which it is held, unless the person giving notice of the meeting determines a shorter notice period.

3.4                                 Each member of the Audit Committee shall have the right to cast one vote in a meeting. All resolutions shall be passed by an absolute majority of the votes cast.

3.5                                 The contemporaneous linking together by telephone conference or audio-visual communication facilities of members of the Audit Committee, shall be deemed to constitute a meeting of the Audit Committee for the duration of the connection. Any member taking part, shall be deemed present in person at the meeting and shall be entitled to vote or counted in a quorum accordingly. Such meeting shall be deemed to be held in the chairman’s office in the Netherlands if the majority of the participants are in the Netherlands for the full duration of the meeting.

3.6                                 Resolutions of the Audit Committee may, instead of in a meeting, be passed in writing - including any electronic message and facsimile, or in the form of a message transmitted by any accepted means of communication and received or capable of being produced in writing – provided that all members of the Audit Committee were notified of the resolution being passed in writing and that the chairman has not prior to passing of the resolution been notified of any objections to this decision-making process and furthermore provided that the resolution is signed by a majority of the members of the Audit Committee. A resolution shall be deemed to be adopted in the Netherlands if a majority of the members executing the resolution are in the Netherlands when signing the resolution.

3.7                                 The minutes of a meeting of the Audit Committee shall be adopted by the chairman. Minutes of the matters dealt with in a meeting of the Audit Committee shall be sufficient evidence thereof and of the observance of all necessary formalities, provided such minutes are certified by the chairman of the Audit Committee.

3.8                                 In case an extract of the minutes of a meeting of the Audit Committee will be required this extract can be certified by the chairman of the Audit Committee or in his absence by any member of the Audit Committee or the Group Corporate Counsel.

3.9                                 The Audit Committee shall decide whether and, if so, when the Chairman, the CEO, the CFO, the external auditor and the internal auditor, should attend its meetings.

4.                                      Oversight of the Internal Audit Function, Compliance Matters and Controls

The Audit Committee shall:

1.                                       review with the independent auditor the responsibilities, budget and staffing of the Company’s internal audit function;

2.                                       take appropriate remedial action upon being informed by the independent auditor that Section 10A(b) of the Exchange Act may have been implicated;

3.                                       consider and discuss with the Board and the independent auditor the quality and adequacy of the Company’s internal controls;

4.                                       establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

5.                                       review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Company’s annual filings with the SEC about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

5.                                      Audit Committee Resources

The Audit Committee shall have the authority to engage independent counsel and other advisors as the Audit Committee deems necessary to carry out its duties, and the Company shall provide appropriate funding as determined by the Audit Committee.

6.                                      Disclosure

Details relating to the Audit Committee, including the names of Audit Committee members and a summary of the terms of the “Internal Rules Audit Committee” shall be included in the Company’s annual report on Form 20-F or 40-F (the “Annual Report”), as the case may be, as filed with the SEC. The “Internal Rules Audit Committee” shall also be made available on the Company’s website. The Company shall include a statement in its Annual Report as filed with the SEC, indicating that a copy of the “Internal Rules Audit Committee” is available on its website and in print to any shareholder who requests a copy.

Approved by the Board at its meeting of 22 March 2011.

Chairman	CEO

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ANNEX G

Internal Rules Nomination and Compensation Committee

1.                                      Task and Responsibility

1.1                                 The Nomination and Compensation Committee shall be responsible for:

a.                                       selection and recruitment of candidates for the position of CEO, Non-Executive Director and Chairman;

b.                                      recommendation of candidates for positions in the Audit Committee;

c.                                       succession planning within the Board and the Committees;

d.                                      monitoring compliance with the prohibition on loans to executive officers and directors under the Sarbanes Oxley Act of 2002.

1.2                                 The Nomination and Compensation Committee shall make recommendations to the Board regarding remuneration, bonuses and other terms of employment of the Directors, with due regard for (i) the Group’s remuneration policy as determined by the general meeting of shareholders and (ii) the Articles.

1.3                                 The approval of the Nomination and Compensation Committee shall be required for:

a                                          the appointment of members of the Group Executive Committee, the Group Portfolio and Investment Committee and the Group Treasury and Accounting Committee;

b.                                      the determination of remuneration, bonuses and other terms of employment of members of the Group Executive Committee, not being the CEO and Non-Executive Directors and any change thereto.

1.4                                 The Nomination and Compensation Committee shall be consulted in case of removals, other than through lapse of term or contract, of the Directors and members of the Committees, not being Directors, save for removals in special circumstances that permit no delay.

1.5                                 The Nomination and Compensation Committee shall be chaired by the Chairman. The Chairman shall be responsible for keeping the Board informed of all relevant developments within the Nomination and Compensation Committee and the matters to entrusted to the Nomination and Compensation Committee.

2.                                      Composition

The Nomination and Compensation Committee shall consist of the Chairman and up to three (3) Non-Executive Directors to be appointed by the Board.

3.                                      Meetings

3.1                                 The Nomination and Compensation Committee shall meet at least once per year, or more frequently according to need. The chairman shall use its best efforts to see to it that the majority of the meetings of the Nomination and Compensation Committee shall be held in the Netherlands and a majority of the written resolutions adopted in accordance with clause 3.7, shall be deemed to be adopted in the Netherlands. A member can authorise another member, to represent him or her at a meeting and to vote on his or her behalf. Such authorisation shall be in writing (including email).

3.2                                 The chairman shall chair the meeting. If the chairman is absent, the meeting shall appoint one of the members of the Nomination and Compensation Committee as chairman of the meeting.

3.3                                 The notice of the meeting shall be given by the chairman, or in his absence any other member of the Nomination and Compensation Committee and shall set out an agenda identifying in reasonable detail the matters to be discussed at the meeting and shall be accompanied by copies of any relevant papers to be discussed at the meeting. There shall be at least 24 hours between the date on which notice is given to each of the members of the Nomination and Compensation Committee of any meeting and the date on which it is held, unless the person giving notice of the meeting determines a shorter notice period.

3.4                                 Each member of the Nomination and Compensation Committee shall have the right to cast one vote in a meeting. All resolutions shall be passed by an absolute majority of the votes cast.

3.5                                 The contemporaneous linking together by telephone conference or audio-visual communication facilities of members of the Nomination and Compensation Committee, shall be deemed to constitute a meeting of the Nomination and Compensation Committee for the duration of the connection. Any member taking part, shall be deemed present in person at the meeting and shall be entitled to vote or counted in a quorum accordingly. A resolution shall be deemed to be adopted in the chairman’s office in the Netherlands if a majority of the members executing the resolution are in the Netherlands when signing the resolution.

3.6                                 Resolutions of the Nomination and Compensation Committee may, instead of in a meeting, be passed in writing - including any electronic message and facsimile, or in the form of a message transmitted by any accepted means of communication and received or capable of being produced in writing –

provided that all members of the Nomination and Compensation Committee were notified of the resolution being passed in writing and that the chairman has not prior to passing of the resolution been notified of any objections to this decision-making process and furthermore provided that the resolution is signed by a majority of the members of the Nomination and Compensation Committee.

A resolution shall be deemed to be adopted in the Netherlands if a majority of the members executing the resolution are in the Netherlands when signing the resolution.

3.7                                 The minutes of a meeting of the Nomination and Compensation Committee shall be adopted by the chairman. Minutes of the matters dealt with in a meeting of the Nomination and Compensation Committee shall be sufficient evidence thereof and of the observance of all necessary formalities, provided such minutes are certified by the chairman of the Nomination and Compensation Committee.

3.8                                 In case an extract of the minutes of a meeting of the Nomination and Compensation Committee will be required this extract can be certified by the chairman of the Nomination and Compensation Committee or in his absence by any member of the Nomination and Compensation Committee or the Group Corporate Counsel

Approved by the Board at its meeting of 22 March 2011.

Chairman	CEO

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